UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

GREENKRAFT, INC.

(Exact name of registrant as specified in charter)

Nevada	000-53047	20-8767728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 S. Birch Street Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 545-7777

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)	On July 7, 2016, the Board of Directors of Greenkraft Inc. (the "Company") dismissed MaloneBailey, LLP.

Greenraft's audit reports on the Company's financial statements for the Year ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent first years and through the date of this filing there were no disagreements between the Company and MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of MaloneBailey, LLP would have caused MaloneBailey, LLP to make reference to the subject matter of the disagreement in connection with its report.

During the Company's two most recent year end statements ending December 31, 2015, and December 31, 2014, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

(b)	On July 7, 2016, the Board of Directors of the Company approved the appointment of Simon & Edward, LLP as the Company's independent registered public accounting firm, to audit the financial statements of the Company for the second quarter June 30, 2016.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter from MaloneBailey, LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENKRAFT, INC.

Date: August 12, 2016	By:	/s/ George Gemayel
George Gemayel, President & C.E.O.

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